Exhibit 23


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in:

      (i)    Registration Statement No. 2-98602 (1985 Stock
      Option Plan) on Form S-8;

      (ii)   Registration Statement No. 33-36586 (1990
      Fleming Stock Option Plan) on Form S-8;

      (iii)  Registration Statement No. 33-56241
      (Dividend Reinvestment and Stock Purchase Plan) on
      Form S-3;

      (iv)   Registration Statement No. 333-11317 (1996
      Fleming Incentive Stock Option Plan) on Form S-8;

      (v)    Registration Statement No. 333-35703 (Senior
      Subordinated Notes) on Form S-4;

      (vi)   Registration Statement No. 333-28219 (Associate
      Stock Purchase Plan) on Form S-8;

      (vii)  Registration Statement No. 333-80445 (1999
      Stock Incentive Plan) on Form S-8; and

      (viii) Registration Statement No. 333-89375
      (Consolidated Savings Plus and Stock Ownership Plan) on Form S-8

of our report dated February 18, 2000, appearing in this Annual Report on Form 10-K of Fleming Companies, Inc. for the year ended December 25, 1999.

DELOITTE & TOUCHE LLP

Oklahoma City, Oklahoma
March 13, 2000